UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): MAY 3, 2004



                       MEDIACOM COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


        DELAWARE                       0-29227                   06-1566067
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941
                    (Address of principal executive offices)


                  Registrant's telephone number: (845) 695-2600


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     Mediacom Communications Corporation (the "Registrant") owns cable systems through two principal subsidiaries, Mediacom LLC and Mediacom Broadband LLC. The operating subsidiaries of Mediacom Broadband LLC have a $1.4 billion bank credit facility (the "Broadband credit facility") that expires in September 2010 and consists of a $600.0 million revolving credit commitment, a $286.5 million term loan (the "Term Loan A") and a $496.5 million term loan (the Term Loan B"), which are subject to commitment reductions and amortization, as applicable. On May 3, 2005, the operating subsidiaries of Mediacom Broadband LLC refinanced the Term Loan B by entering into a new $500.0 million term loan (the "Term Loan C") with each of the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent.

     Borrowings under the Term Loan C bear interest at a floating rate or rates equal to, at the option of the operating subsidiaries of Mediacom Broadband LLC, the LIBOR rate or the prime rate, plus a margin specified in the Broadband credit facility. The margin of the Term Loan C is 0.5% less than the margin of the Term Loan B it replaced. The Term Loan C matures in February 2014 whereas the Term Loan B matured in September 2010.

     On May 3, 2005, the full $500.0 million of the Term Loan C was borrowed by the operating subsidiaries of Mediacom Broadband LLC. Substantially all of such proceeds were used to pay in full the outstanding indebtedness, including accrued interest, under the Term Loan B and related fees and expenses. No further borrowings may be made under the Term Loan B.

     The obligations of the operating subsidiaries under the Term Loan C are governed by the terms of the Broadband credit facility.

     JPMorgan Chase Bank (the administrative agent of the Broadband credit facility), several of the lenders of the Broadband credit facility or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Registrant and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Exhibits:

  EXHIBIT NO.       DESCRIPTION

      10.1 Incremental Facility Agreement, dated as of May 3, 2005, between the operating subsidiaries of Mediacom Broadband LLC, the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2005


                                     MEDIACOM COMMUNICATIONS CORPORATION



                                     By:  /s/ Mark E. Stephan
                                          ----------------------------------
                                          Mark E. Stephan
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Treasurer